                                                                    EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the inclusion in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-43400) and related Prospectus of Oil States International, Inc. of our report dated July 7, 2000 relating to the consolidated financial statements of PTI Group Inc. for the years ended December 31, 1999, 1998 and the 358 day period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP

                                                              Chartered
                                                              Accountants



Edmonton, Alberta, Canada


December 8, 2000